Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP of Finance/Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Energy Partners, L.P., Reports 2004 Fourth Quarter Results

DENVER—June 23, 2005—MarkWest Energy Partners, L.P. (AMEX: MWE) (the “Partnership”) today reported net income for the three months ended December 31, 2004 of $3.8 million, or $0.44 per diluted limited partner unit, compared to a net loss of $0.8 million, or negative $0.06 per diluted limited partner unit, for the fourth quarter of 2003.  Interest expense increased significantly for the quarter, driven by our late 2003 acquisitions and our July 2004 acquisition of the East Texas System.  For the year ended December 31, 2004, the Partnership reported net income of $10.0 million, or $1.31 per diluted limited partner unit, compared to restated net income of $4.8 million or $0.94 per diluted limited partner unit, for the year ended December 31, 2003.

On May 6, 2005, the Partnership announced that its financial statements for the years 2002 and 2003 and the first three quarters of 2003 and 2004 would be restated to reflect compensation expense allocated to it from the Partnership’s parent company, MarkWest Hydrocarbon, Inc. for the sale of subordinated Partnership units and interests in the Partnership’s general partner to certain of their employees and directors. The compensation expense affects reported earnings for these periods; however, the charge is entirely allocated to the general partner and does not affect net income attributable to the limited partners.  Additionally, it is a non-cash item that did not affect management’s determination of the Partnership’s distributable cash flow for any period.  For the year ended December 31, 2003 the restatement adjustments reduced net income by $1.0 million, from $5.8 million to $4.8 million.  For the year ended December 31, 2002, the restatement adjustments reduced net income by $0.1 million from $21.8 million to $21.7 million.  The Partnership has recorded certain other adjustments to correct other errors in the financial statements for the first three quarters of 2004, including adjustments to accruals for revenue and purchased product costs, adjustments for costs improperly capitalized as property, plant and equipment, adjustments to record capitalized interest on major construction projects in-process, adjustments to record as a financing lease a lease agreement previously entered into by an acquired business and adjustments to accrued property taxes.  Other less significant adjustments and reclassifications were identified and recorded in conjunction with the restatement process.  For the nine months ended September 30, 2004, the restatement adjustments reduced net income by $0.7 million from $6.8 million to $6.1 million.

As a Master Limited Partnership, cash distributions to limited partners are largely determined based on Distributable Cash Flow (DCF). For the three months ended December 31, 2004, DCF was $14.2 million, compared to $4.2 million for the three months ended December 31, 2003.

For the year ended December 31, 2004, DCF was $37.0 million, compared to $16.3 million for the year ended December 31, 2003. A reconciliation of DCF to our most directly comparable GAAP financial measure, net income, is provided at the end of this press release.

Income from operations for the fourth quarter rose significantly, increasing by $7.8 million relative to the same time period last year, reflecting the results of our late 2003 and East Texas acquisitions.  Interest expense increased by $2.3 million, attributable to greater debt levels compared to 2003 and higher interest rates. Amortization and write-off of deferred financing costs increased by $1.3 million, reflecting the completion of our October financings.

Net income for the year more than doubled, increasing by $5.2 million over the comparable year, driven by the same combination of factors impacting the fourth quarter comparisons.  Income from operations nearly tripled, increasing by $15.6 million.

On January 20, 2005, the board of directors of the general partner of MarkWest Energy Partners, L.P., declared the Partnership’s quarterly cash distribution of $0.78 per common and subordinated unit for the fourth quarter of 2004.  This distribution represents an increase of $0.02 per unit over the previous quarter’s distribution.  The fourth quarter distribution was paid February 11, 2005, to unitholders of record on February 2, 2005.

“We are very pleased with our fourth quarter and full year financial results. Our core set of assets continue to perform well and the East Texas System remains on track to produce the results we anticipated” said Frank Semple, President and CEO.  “We have completed a number of high quality acquisitions over the last 24 months and have done a good job of integrating and optimizing these assets from a field operations perspective.  However, the complexity of integrating the back office functions required by these acquisitions resulted in a number of accounting and control weaknesses, primarily in our southwest business unit.  Addressing these weaknesses, and the associated accounting issues resulted in a significant delay in the filing of our 10-K for 2004.  The required remediation efforts are strengthening our processes and controls; however, these problems have caused significant concerns for our unitholders and have resulted in substantial unanticipated costs.  Problems of this type are unacceptable and we are very focused on the continued improvement of our accounting and control environment.  In summary, operationally and financially we had a very strong year and have improved the accounting and control processes that are so critical to our ongoing growth and performance.”

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MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and growing core of natural gas transmission assets.  We own natural gas gathering and transportation systems and gas processing assets in the Southwest.  We are also the largest processor of natural gas in the Appalachian Basin and the primary intrastate pipeline transporter of crude oil in Michigan.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, and our Forms 10-Q for the current year, as filed with the SEC.

MarkWest Energy Partners, L.P.

Financial Statistics

(in thousands of dollars except per unit amounts)

	Three Months Ended December 31, 2004	Three Months Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2003
		(as restated)		(as restated)
Statement of Operations Data
Revenues	$93,988	$38,689	$301,314	$117,430

Operating expenses:
Purchased product costs	62,594	25,507	211,534	70,832
Plant operating expenses and other expenses	8,798	5,563	29,911	20,463
Selling, general and administrative expenses	6,787	3,376	16,133	8,598
Depreciation	4,903	2,317	15,556	7,548
Amortization of intangible assets	2,172	—	3,640	—
Accretion of asset retirement obligation	—	—	13	—
Impairment	130	1,148	130	1,148
Total operating expenses	85,384	37,911	276,917	108,589

Income from operations	8,604	778	24,397	8,841

Other income (expense):
Interest expense, net	(3,424)	(1,183)	(9,149)	(3,073)
Amortization of deferred financing costs	(1,557)	(282)	(5,236)	(984)
Miscellaneous income (expense)	201	(76)	(50)	(25)

Net income (loss)	$3,824	$(763)	$9,962	$4,759

General partner’s interest in net income (loss)	$(870)	$(424)	$(723)	$(654)
Limited partners’ interest in net income (loss)	$4,694	$(339)	$10,685	$5,413
Basic net income (loss) per limited partner unit	$0.44	$(0.06)	$1.31	$0.95
Diluted net income (loss) per limited partner unit	$0.44	$(0.06)	$1.31	$0.94
Weighted average units outstanding:
Basic	10,641	5,916	8,151	5,722
Diluted	10,668	5,969	8,177	5,773

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$19,682	$4,789	$42,616	$21,229
Investing activities	$(17,653)	$(60,502)	$(273,517)	$(112,893)
Financing activities	$9,808	$58,093	$246,411	$97,641

Other Financial Data
Distributable cash flow	$14,237	$4,189	$37,014	$16,254

	December 31, 2004	December 31, 2003
Balance Sheet Data
Working capital	$10,547	$2,457
Total assets	$529,422	$212,871
Total debt	$225,000	$126,200
Partners’ capital	$241,142	$64,944
Total debt to total book capitalization	48%	66%

MarkWest Energy Partners, L.P.

Operating Statistics

	Three Months Ended December 31, 2004	Three Months Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2003
Operating Data
Southwest:
Gathering system throughput (Mcf/d):
East Texas (1)	267,700	N/A	259,300	N/A
Foss Lake (OK)(2)	61,500	N/A	60,900	N/A
Appleby(3)	29,600	22,300	27,100	23,800
Other gathering systems(3)	16,600	18,100	17,000	20,500
Lateral throughput volumes (Mcf/d)(4)	67,100	28,300	74,500	32,100
NGL product sales (gallons):
Arapaho Plant (OK)(5)	16,587,000	N/A	45,273,000	N/A
East Texas System(1)	29,210,000	N/A	41,478,000	N/A
Appalachia:
Natural gas processed for a fee (Mcf/d)(6)	208,000	213,000	203,000	202,000
NGLs fractionated for a fee (gallons/day)	478,000	483,000	475,000	458,000
NGL product sales (gallons)	9,467,000	11,335,000	42,105,000	40,305,000
Michigan:
Gas volumes processed for a fee (Mcf/d)	10,800	13,000	12,300	15,000
NGL product sales (gallons)	2,261,000	2,600,000	9,818,000	11,800,000
Crude oil transported for a fee (barrels/day) (7)	14,400	15,100	14,700	15,100

(1)   We acquired our East Texas system in late July 2004, gathering system throughput is measured on a daily basis for the period we owned the system.

(2)   We acquired our Foss Lake (OK) gathering system in December 2003.

(3)   We acquired our Pinnacle gathering systems in late March 2003.

(4)   Includes volumes from our Power-Tex (a/k/a the Lubbock Pipeline), which was acquired in September 2003 and our Hobbs Lateral pipeline, which was acquired in April 2004.  The Power-Tex and Hobbs lateral pipelines are the only laterals we own that produce revenue on a per-unit-of-throughput basis.  We receive a flat fee from our other lateral pipelines and, consequently, the throughput data from these lateral pipelines is excluded from this statistic.

(5)   We acquired our Arapaho (OK) processing plant in December 2003.

(6)   Includes throughput from our Kenova, Cobb and Boldman processing plants.

(7)   We acquired our Michigan Crude Pipeline in December 2003.

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income (Loss)

(in thousands of dollars)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Total
Three months ended December 31, 2004
Revenue	$13,924	$39,492	$20,443	$16,053	$4,076	$93,988

Segment operating expenses:
Purchased product costs	2,715	33,732	16,723	8,330	1,094	62,594
Facility expenses	1,863	1,016	894	3,612	1,413	8,798
Depreciation, amortization, impairment and accretion	3,017	525	820	1,694	1,149	7,205
Total segment operating expenses	7,595	35,273	18,437	13,636	3,656	78,597

Segment operating income	$6,329	$4,219	$2,006	$2,417	$420	$15,391

Three Months Ended December 31, 2003 (as restated)
Revenue	$—	$7,855	$13,833	$14,230	$2,771	$38,689

Segment operating expenses:
Purchased product costs	—	7,010	11,261	6,409	827	25,507
Facility expenses	—	298	1,027	3,305	933	5,563
Depreciation, amortization, impairment and accretion	—	158	806	1,869	632	3,465
Total segment operating expenses	—	7,466	13,094	11,583	2,392	34,535

Segment operating income	$—	$389	$739	$2,647	$379	$4,154

	Three Months Ended December 31, 2004	Three Months Ended December 31, 2003
		(as restated)
Reconciliation of Segment Operating Income to Net Income (Loss)

Total segment operating income	$15,391	$4,154
Selling, general and administrative expenses	(6,787)	(3,376)
Income from operations	8,604	778
Interest expense, net	(3,424)	(1,183)
Amortization of deferred financing costs	(1,557)	(282)
Miscellaneous income (expense)	201	(76)
Net income (loss)	$3,824	$(763)

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(in thousands of dollars)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Total
Year Ended December 31, 2004
Revenue	$21,932	$133,636	$69,464	$60,658	$15,624	$301,314

Segment operating expenses:
Purchased product costs	3,669	118,325	55,519	30,031	3,990	211,534
Facility expenses	3,229	3,659	3,694	13,444	5,885	29,911
Depreciation, amortization, impairment and accretion	4,948	2,059	3,293	4,459	4,580	19,339

Total segment operating expenses	11,846	124,043	62,506	47,934	14,455	260,784

Segment operating income	$10,086	$9,593	$6,958	$12,724	$1,169	$40,530

Year Ended December 31, 2003 (as restated)
Revenue	$—	$7,855	$46,669	$51,128	$11,778	$117,430

Segment operating expenses:
Purchased product costs	—	7,010	37,827	22,387	3,608	70,832
Facility expenses	—	298	2,914	12,316	4,935	20,463
Depreciation and impairment	—	158	2,126	4,018	2,394	8,696

Total segment operating expenses	—	7,466	42,867	38,721	10,937	99,991

Segment operating income	$—	$389	$3,802	$12,407	$841	$17,439

	Year Ended December 31, 2004	Year Ended December 31, 2003
		(as restated)
Reconciliation of Segment Operating Income to Net Income

Total segment operating income	$40,530	$17,439
Selling, general and administrative expenses	(16,133)	(8,598)
Income from operations	24,397	8,841
Interest expense, net	(9,149)	(3,073)
Amortization of deferred financing costs	(5,236)	(984)
Miscellaneous expense	(50)	(25)
Net income	$9,962	$4,759

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

	Three Months Ended December 31, 2004	Three Months Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2003
		(as restated)		(as restated)

Net income	$3,824	$(763)	$9,962	$4,759
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,075	2,317	19,196	7,548
Impairment	130	1,148	130	1,148
Amortization of deferred financing costs	1,557	282	5,236	984
Non-cash compensation expense	1,898	1,307	3,342	2,269
Other	(92)	82	155	102
Cash flow from operations prior to changes in working capital	14,392	4,373	38,021	16,810
Plus:
Third party costs incurred as part of credit facility amendments(1)	13	167	156	485
Less:
Sustaining capital expenditures	(168)	(351)	(1,163)	(1,041)
Distributable cash flow (2)	$14,237	$4,189	$37,014	$16,254

Sustaining capital expenditures	$168	$351	$1,163	$1,041
Expansion capital expenditures	17,586	659	29,304	1,903
Total capital expenditures	$17,754	$1,010	$30,467	$2,944

(1)   Transaction costs associated with capital-raising activities are not considered reductions to Distributable Cash Flow under the terms of our partnership agreement.

(2)   Distributable Cash Flow provides additional information for evaluating our ability to make the minimum quarterly distribution and is presented solely as a supplemental measure. You should not consider Distributable Cash Flow as an alternative to net income, income before taxes, cash flow from operations, or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States. Our Distributable Cash Flow may not be comparable to similarly titled measures of other entities.